Exhibit 10.9

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of December 14, 2020, between Provident Acquisition Corp., a Cayman Islands exempted company (the “Company”), Provident Acquisition Holdings Ltd., a Cayman Islands exempted company (the “Sponsor”) and the party listed as the purchaser on the signature page hereof (the “Purchaser”).

Recitals

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has confidentially submitted to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 20,000,000 units (or 23,000,000 units in the aggregate if the underwriters’ over-allotment is exercised in full) (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrant(s)”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which (i) immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, the number of Class A Shares determined pursuant to Section 1(a)(i) hereof (the “Forward Purchase Shares”) and the applicable number of Warrants determined pursuant to Section 1(a)(i) hereof, with one Warrant being issuable to the Purchaser per each increment of two Forward Purchase Shares actually issued and sold to the Purchaser hereunder (the “Forward Purchase Warrant(s)” and together with the Forward Purchase Shares, the “Forward Purchase Units”) and (ii) concurrently with the closing of the IPO, the Sponsor will transfer to the Purchaser, on a private placement basis, Class B ordinary shares of the Company, par value $0.0001 per share (the “Class B Share(s)”), in an amount equal to the Class B Shares Transfer Amount determined pursuant to Section 1(b) hereof, in each case on the terms and conditions set forth herein;

WHEREAS, the Class B Shares are automatically convertible into Class A Shares following the Business Combination Closing on the terms and conditions set forth in the Company’s memorandum and articles of association, as it may be amended from time to time (the “Charter”); and

WHEREAS, the Company has entered, or intends concurrently with this entry into this Agreement to enter, into one or more agreements (collectively, the “Forward Contracts”) substantially in the form of this Agreement with other third parties (together with the Purchaser, the “Forward Contract Parties” and each, a “Forward Contract Party”) for the purchase of Class A Shares and Warrants upon the Business Combination Closing (all Class A Shares to be purchased pursuant to such Forward Contracts, together with the Forward Purchase Shares, collectively, the “Total Forward Purchase Shares”), and for the transfer by the Sponsor to such third parties of Class B Shares concurrently with the closing of the IPO.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.       Sale and Purchase.

(a)       Forward Purchase Units.

(i)       The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of Forward Purchase Shares set forth on the signature page to this Agreement next to the line item “Number of Forward Purchase Shares,” plus the number of Forward Purchase Warrants set forth on the signature page to this Agreement next to the line item “Number of Forward Purchase Warrants,” for an aggregate purchase price of $10.00 multiplied by the number of Forward Purchase Shares issued and sold hereunder (the “FPU Purchase Price”). No fractional Forward Purchase Warrants will be issued.

(ii)       Each Forward Purchase Warrant will have the same terms as each Warrant sold as part of the Public Units in the IPO (“Public Warrants”) and will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable on the later of thirty (30) days after the Business Combination Closing and twelve (12) months from the closing of the IPO, and will expire at 5:00 p.m., New York City time, five (5) years after the Business Combination Closing or earlier upon redemption or the liquidation of the Company, as described in the Warrant Agreement.

(iii)       The Company shall require the Purchaser to purchase the Forward Purchase Shares and the Forward Purchase Warrants pursuant to Section 1(a)(i) hereof by delivering notice to the Purchaser, at least ten (10) Business Days before the funding of the FPU Purchase Price to the Escrow Account (as defined below), specifying the number of Forward Purchase Shares and Forward Purchase Warrants the Purchaser is required to purchase, the anticipated date of the Business Combination Closing (the “Anticipated Closing Date”), the aggregate FPU Purchase Price and instructions for wiring the FPU Purchase Price to an account of a third-party escrow agent (the “Escrow Account”) which shall be the Company’s transfer agent (the “Escrow Agent”) pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”). At least two (2) Business Days before the Anticipated Closing Date specified in such notice, the Purchaser shall deliver the FPU Purchase Price in cash via wire transfer to the account specified in such notice, to be held in escrow pending the Business Combination Closing. If the Business Combination Closing does not occur within fifteen (15) days after the Purchaser delivers the FPU Purchase Price to the Escrow Agent, the Escrow Agreement will provide that the Escrow Agent shall automatically return to the Purchaser the FPU Purchase Price, provided that the return of the FPU Purchase Price placed in escrow shall not terminate the Agreement or otherwise relieve either party of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York, or Hong Kong.

(iv)       The closing of the sale of the Forward Purchase Units (the “FPU Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Closing Date”). At the FPU Closing, the Company will issue to the Purchaser the Forward Purchase Units, each registered in the name of the Purchaser, against (and concurrently with) release of the FPU Purchase Price by the Escrow Agent to the Company.

(b)       Class B Shares. In consideration of the Purchaser’s agreement to purchase Forward Purchase Units, the Sponsor shall transfer to the Purchaser the number of Class B Shares set forth on the signature page to this Agreement next to the line item “Class B Shares Transfer Amount”. The Class B Shares received by the Purchaser hereunder are subject to forfeiture in accordance with Section 6(a) hereof. The transfer of the Class B Shares (the “Class B Share Transfer”) to the Purchaser shall take place concurrently with the closing of the IPO.

(c)       Delivery of Securities.

(i)       The Company shall register the Purchaser as the owner of the Forward Purchase Units purchased, and the Class B Shares received, by the Purchaser hereunder (individually or collectively, the “Securities”) in the register of members of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPU Closing and the Class B Share Transfer, respectively.

(ii)       Each register and book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(iii)       Each register and book entry for the Class B Shares transferred to the Purchaser shall contain a notation, and each certificate (if any) evidencing such Class B Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(d)       Legend Removal. Following the expiration of the transfer restrictions set forth in Section 6(a), if the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or there is an effective registration statement covering the resale of the Securities (and the Purchaser provides the Company with a written undertaking to sell its Securities only in accordance with the plan of distribution contained in such registration statement and only if such Purchaser has not been informed that the prospectus in such registration statement is not current or the registration statement is no longer effective), then at the Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legends set forth in Section 1(c)(ii) and 1(c)(iii). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Securities without any such legend; provided, that, notwithstanding the foregoing, the Company will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Securities in violation of applicable law.

(e)       Registration Rights. The Purchaser shall have registration rights as set forth on Exhibit A (the “Registration Rights”).

2.       Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)       Organization and Power. If an entity, the Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)       Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)       Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)       Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case, which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)       Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. If the Purchaser was formed for the specific purpose of acquiring the Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)       Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management. The Purchaser has reviewed the “Summary,” “Risk Factors,” “Description of Securities,” “Management” and “Certain Relationships and Related Party Transactions” sections of the Registration Statement, dated November 16, 2020, which have been provided to the Purchaser.

(g)       Restricted Securities. The Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities, or any Class A Shares into which they may be converted into or exercised for, for resale, except for the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the

Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company confidentially submitted the Registration Statement for its proposed IPO to the SEC for review. The Purchaser understands that the offering to the Purchaser of the Securities is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such Securities.

(h)       No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

(i)       High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment, and that it will be contractually obligated to vote its Class B Shares in favor of the Company’s initial Business Combination, subject to certain conditions and limitations set forth herein.

(j)       Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)       Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(l)       No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(m)       Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the signature page hereof; if the Purchaser is a partnership, corporation, limited liability company or other entity, then its principal place of business is the office or offices located at the address or addresses of the Purchaser set forth on the signature page hereof.

(n)       Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company

(o)       Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(p)       Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with Citigroup Global Markets Inc. or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(q)       No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement, the representations and warranties expressly made by the Sponsor in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.       Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)       Incorporation and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)       Capitalization. The authorized share capital of the Company consists, immediately prior to the Class B Share Transfer, of:

(i)       200,000,000 Class A Shares, none of which are issued and outstanding.

(ii)       20,000,000 Class B Shares, 5,750,000 of which are issued and outstanding, 5,640,000 of which are held by the Sponsor (750,000 of which are subject to forfeiture to the extent that the underwriters’ over-allotment option in connection with the IPO is not exercised in full),

66,000 of which are held by certain of the Company’s independent directors and 44,000 of which are held by certain of the Company’s advisory board members. All of the issued and outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii)       1,000,000 preference shares, none of which are issued and outstanding.

(c)       Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Securities at the FPU Closing, and the securities issuable upon conversion or exercise of the Securities, has been taken or will be taken prior to the FPU Closing. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPU Closing, and the issuance and delivery of the Securities and the securities issuable upon conversion or exercise of the Securities has been taken or will be taken prior to the FPU Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)       Valid Issuance of Securities.

(i)       The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Charter and registered in the register of members of the Company, and the securities issuable upon conversion or exercise of the Securities, when issued in accordance with the terms of the Securities, the amended and restated memorandum and articles of association and this Agreement, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in

Section 3(f) below, the Securities will be issued in compliance with all applicable federal and state securities laws.

(ii)       No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)       Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

(f)       Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its Charter or other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)       Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities and securities in the IPO.

(h)       Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)       Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j)       Economic Sanctions. Neither the Company, nor any director, director nominee or officer or, to the knowledge of the Company, any agent or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which any of such persons is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the IPO or the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or other economic sanctions.

(k)       Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(l)       No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(m)       Issuance Totals. Prior to or concurrently with the execution and delivery of this Agreement the Company has or is entering into forward purchase agreements providing for the transfer of an aggregate of 312,500 Class B Shares concurrently with the closing of the IPO, and the purchase of an aggregate of 5,500,000 Forward Purchase Shares and 2,750,000 Forward Purchase Warrants

(in each case including the Class B Shares, Forward Purchase Shares and Forward Purchase Warrants transferred, purchased or sold under this Agreement).

(n)       Full Disclosure. On the date of any filing pursuant to Rule 424(b) under the Securities Act, the prospectus relating to the Public Units will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(o)       No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.       Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the Purchaser as follows:

(a)       Incorporation and Corporate Power. The Sponsor is an exempted company duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)       Authorization. All corporate action required to be taken by the Sponsor’s Board of Directors and shareholders in order to authorize the Sponsor to enter into this Agreement, and to transfer the Class B Shares in accordance with this Agreement has been taken. All action on the part of the shareholders, directors and officers of the Sponsor necessary for the execution and delivery of this Agreement, the performance of all obligations of the Sponsor under this Agreement to be performed, and the effect of the transfer and delivery of the Class B Shares in accordance with this Agreement has been taken. This Agreement, when executed and delivered by the Sponsor, shall constitute the valid and legally binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)       Title to Securities. Immediately prior to the Class B Share Transfer, the Sponsor shall have good and valid title to the Class B Shares to be transferred by it, free and clear of all liens, encumbrances, equities or claims, and, upon delivery of such Class B Shares, good and valid title to such Class B Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Purchaser.

5.       Right of First Offer. Subject to the terms and conditions of this Section 5, if, in connection with or prior to the Business Combination Closing, the Company proposes to raise additional capital by issuing any equity securities, or securities convertible into, exchangeable or exercisable for equity securities, other than the Public Units (and their component Class A Shares (the “Public Shares”), Public Warrants and the Class A Shares underlying the Public Warrants) and Excluded Securities (as defined below) (“New Equity Securities”), the Company shall first make an offer of the applicable pro rata New Equity Securities to the Purchaser, based on the number of Forward Purchase Shares the Purchaser has agreed to purchase hereunder out of the total number of Class A Shares that the Purchaser and other Forward Contract Parties have agreed to purchase at the FPU Closing, in accordance with the following provisions of this Section 5:

(a)       Offer Notice.

(i)       The Company shall give written notice (the “Offering Notice”) to the Purchaser and the other Forward Contract Parties stating its bona fide intention to offer the New Equity Securities and specifying the number of New Equity Securities and the material terms and conditions, including the price, pursuant to which the Company proposes to offer the New Equity Securities and the applicable pro rata share of such New Equity Securities offered to the Purchaser pursuant to such Offering Notice.

(ii)       The Offering Notice shall constitute the Company’s offer to sell the applicable pro rata New Equity Securities to the Purchaser and the other Forward Contract Parties, which offer shall be irrevocable for a period of fifteen (15) Business Days (the “ROFO Notice Period”).

(b)       Exercise of Right of First Offer.

(i)       Upon receipt of the Offering Notice, the Purchaser shall have until the end of the ROFO Notice Period to offer to purchase all or a portion of its pro rata share of the New Equity Securities, based on the number of Forward Purchase Shares the Purchaser has agreed to purchase hereunder out of the total number of Class A Shares that the Purchaser and other Forward Contract Parties have agreed to purchase at the FPU Closing, by delivering a written notice (a “ROFO Offer Notice”) to the Company stating that it offers to purchase such New Equity Securities on the terms specified in the Offering Notice. Any ROFO Offer Notice so delivered shall be binding upon delivery and irrevocable by the Purchaser.

(ii)       If the Purchaser does not deliver a ROFO Offer Notice during the ROFO Notice Period, the Purchaser shall be deemed to have waived all of the Purchaser’s rights to purchase the New Equity Securities offered pursuant to the Offering Notice under this Section 5, and the Company shall thereafter be free to sell or enter into an agreement to sell the Purchaser’s pro rata portion of such New Equity Securities to any third party (including any Forward Contract Parties) without any further obligation to the Purchaser pursuant to this Section 5 within the ninety (90) day period thereafter (and with respect to an agreement to sell, consummate such sale at any time thereafter) on terms and conditions not more favorable to the third party than those set forth in the Offering Notice. If the Company does not sell or enter into an agreement to sell the Purchaser’s pro rata portion of the New Equity Securities within such period, the rights provided hereunder shall be deemed to be revived and the New Equity Securities shall not be offered to any third party unless first re-offered to the Purchaser in accordance with this Section 5

(c)       Excluded Securities. For purposes hereof, the term “Excluded Securities” means Class B Shares (and Class A Shares into which such Class B Shares are convertible) issued to the Sponsor prior to the IPO, the private placement warrants sold to the Sponsor or its affiliates in connection with the IPO (the “Private Placement Warrants”), warrants issued upon the conversion of working capital loans to the Company to be made by the Sponsor or an affiliate thereof to finance transaction costs in connection with an intended initial Business Combination (up to $1,500,000 of which may be convertible at the option of the lender into warrants of the post-Business Combination entity having the same terms as the Private Placement Warrants at a price of $1.00 per warrant), any securities issued by the Company as consideration to any seller in the Business Combination, and any Class A Shares, Class B Shares (and Class A Shares into which such Class B Shares are convertible) and Forward Purchase Warrants issued pursuant to forward purchase contracts entered into prior to the IPO Closing with Forward Contract Parties.

6.       Additional Agreements and Acknowledgements and Waivers of the Purchaser.

(a)       Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer (as defined below) any Class B Shares owned by it and the Class A Shares into which such Class B Shares are convertible, until the earlier of (A) one year after the Business Combination Closing and (B) the date following the Business Combination Closing on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s ordinary shareholders having the right to exchange their ordinary shares of the Company for cash, securities or other property (the “Lock-up Period”); provided that (i) the delivery of a Shelf Takedown Request shall be permitted during the Lock-Up Period, so long as the Underwritten Shelf Takedown occurs following the expiration of the Lock-Up Period and (ii) these restrictions on Transfer shall not apply to the Purchaser’s exercise of its piggyback registration rights pursuant to paragraph 3 of Exhibit A hereto, so long as the offering of the Piggyback Securities following the expiration of the Lock-Up Period. Notwithstanding the foregoing, if, subsequent to a Business Combination, the closing price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalization, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Business Combination Closing, Class B Shares (and the Class A Shares into which the Class B Shares are convertible) shall be released from the lockup referred to in this Section 6(a). Notwithstanding the first sentence hereinabove, Transfers of the Class B Shares (and the Class A Shares into which the Class B Shares are convertible) are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor or any affiliates of the Sponsor; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection the consummation of a Business Combination at prices no greater than the price at which the Class B Shares were originally purchased; (vi) by virtue of the laws of the Cayman Islands or the Purchaser’s organizational documents, as amended from time to time, upon dissolution of the Purchaser; (vii) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (viii) in the event of the Company’s completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. As used in this Agreement, “Transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y). For the avoidance of doubt, this Section 6(a) shall not restrict the ability to exercise any Forward Purchase Warrants in accordance with their terms.

(b)       Potential Forfeiture. The Purchaser agrees that, to the extent that it fails to pay the FPU Purchase Price when required in accordance with Section 1 hereof and such failure to pay remains uncured after five (5) Business Days’ notice from the Company, the Purchaser shall forfeit to the Company all of its Class B Shares. If the Purchaser fails to pay the FPU Purchase Price as required by the preceding sentence, the Purchaser hereby agrees to take such actions and execute such documents as reasonably requested by the Company to effect such forfeiture.

(c)       Waiver of Adjustment to Conversion Price and Recapitalization Shares. In the event that the Company issues equity or equity-linked securities in addition to the Forward Purchase Units in connection with the Business Combination Closing and the Sponsor waives, in whole or in part, its right to have its Class B Shares converted into a greater number of Class A Shares in respect of such issuance pursuant to the Charter, such waiver shall also automatically waive such right on behalf of the Purchaser in respect of the Purchaser’s Founder Shares on a pro rata basis. In addition, the Purchaser (i) agrees that it waives its right to receive any additional Class B Shares in the event of any share split, share capitalization, reorganization or recapitalization of or in respect of the Class B Shares prior to the closing of the IPO that is effected in order to increase the number of issued and outstanding Class B Shares due to an increase in the number of Class A Shares being sold in the IPO (“Share Capitalization”); (ii) directs the Company to issue its portion of a Share Capitalization to the Sponsor; and (iii) confirms that it has no claims against the Company, or its directors, officers, employees or other shareholders in respect of a Share Capitalization.

(d)       Trust Account.

(i)       The Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii)       The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(e)       Redemption and Liquidation. The Purchaser hereby waives, with respect to any Class B Shares (including the Class A Shares into which such Class B Shares are convertible) held by it, any redemption rights it may have in connection with (i) the consummation of a Business Combination, including any such rights available in the context of a shareholder vote to approve such Business Combination and (ii) any shareholder vote to approve an amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Class A Shares sold in the IPO if the Company has not consummated an initial Business Combination within the time period set forth in the Charter or in the context of a tender offer made by the Company to purchase Class A Shares, it being understood that the Purchaser shall be entitled to redemption and liquidation rights with respect to any Public Shares beneficially owned by it.

(f)       Voting. The Purchaser hereby agrees that if the Company seeks shareholder approval of a proposed Permitted Business Combination (as defined below), then in connection with such proposed Permitted Business Combination, the Purchaser shall vote any Class B Shares and Class A Shares owned by it in favor of any proposed Permitted Business Combination. If the Purchaser fails to vote any Class B Shares or Class A Shares it is required to vote hereunder in favor of a Proposed Permitted Business Combination, the Purchaser hereby grants to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(g)       No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

7.       Additional Agreements of the Sponsor and the Company.

(a)       QEF Election; Tax Information. The Company shall use commercially reasonable efforts to determine whether, in any year, the Company (or any subsidiary of the Company) is deemed to be a “passive foreign investment company” (a “PFIC”) or a “controlled foreign corporation” (a “CFC”) within the meaning of U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”), and shall notify the Purchaser if the Company (or any subsidiary of the Company) is deemed to be a PFIC or CFC. If the Company determines that the Company (or any subsidiary of the Company) is a PFIC in any year, for the year of determination and for each year thereafter during which the Purchaser holds an equity interest in the Company, including Warrants, and the Purchaser is subject to income tax in the United States, the Company shall use commercially reasonable efforts to (i) make available to the Purchaser the information that may be required to make or maintain a “qualified electing fund” election under the Code with respect to the Company (or any subsidiary of the Company, as applicable) and (ii) furnish the information required to be reported under Section 1298(f) of the Code or under any other applicable tax law.

(b)       IPO. The Company intends to offer at least 20,000,000 Public Units in the IPO. Each Public Unit will be comprised of one Class A Share and one-half of one Warrant. Each whole Warrant will have an exercise price of not less than $11.50 per share.

(c)       No Material Non-Public Information. The Company and the Sponsor agree that no information provided to the Purchaser in connection with this Agreement will, upon the IPO Closing, constitute material non-public information of the Company, and following the IPO Closing, neither the Company nor the Sponsor will provide the Purchaser with any material non-public information of the Company (including any material non-public information with respect to any other Person in connection with any proposed Business Combination) without the prior written consent of the Purchaser.

(d)       Nasdaq Listing. The Company will use commercially reasonable efforts to effect the listing of the Class A Shares and Warrants on the Nasdaq Global Market (or another national securities exchange).

(e)       No Amendments to Charter. The Charter of the Company will be in substantially the same form of Exhibit 3.2 to a registration statement on Form S-1 for the IPO and will not be materially amended prior to the closing of the IPO without the Purchaser’s prior written consent.

8.       Transfer. This Agreement and all of the Purchaser’s rights and obligations hereunder (including the Purchaser’s obligation to purchase the Forward Purchase Units) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more third parties (each such transferee, a “Transferee”), subject to the prior written consent of the Company (not to be unreasonably denied, withheld or delayed). Upon any such assignment:

(a)       the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Purchaser’s signature page hereto (the “Joinder Agreement”), which shall reflect the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Purchaser hereunder with respect to the Transferee Securities, and references herein to the “Purchaser” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Purchaser and any such Transferee shall be several and not joint and shall be made as to the Purchaser or any such Transferee, as applicable, as to itself only; and

(b)       upon a Transferee’s execution and delivery of a Joinder Agreement, the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the Purchaser hereunder shall be reduced by the total number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Purchaser and the Company amending the “Number of Forward Purchase Shares”, “Number of Forward Purchase Warrants”, and “Aggregate Purchase Price for Forward Purchase Units” on the Purchaser’s signature page hereto to reflect such reduced number of Forward Purchase Units, and the Purchaser shall be fully and unconditionally released from its obligation to purchase such Transferee Securities hereunder. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only the Purchaser’s signature page hereto need be so amended and updated and executed by each of the Purchaser and the Company upon the occurrence of any such transfer of Transferee Securities.

9.       FPU Closing Conditions.

(a)       The obligation of the Purchaser to purchase the Forward Purchase Units at the FPU Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPU Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)       The Business Combination shall be consummated with one or more target operating businesses that (i) conduct their principal operations in Asia and (ii) do not conduct operations in the commodities, natural resources or mining industries or sectors (such Business Combination, a “Permitted Business Combination”);

(ii)       The conditions to the Business Combination Closing shall have been satisfied;

(iii)       The Permitted Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of Forward Purchase Units;

(iv)       The Company shall have delivered to such Purchaser a certificate evidencing the Company’s good standing as a Cayman Islands exempted company, as of a date within ten (10) Business Days of the FPU Closing;

(v)       The representations and warranties of the Company set forth in Section 3 of this Agreement and those of the Sponsor set forth in Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct, in the case of the Company, as of the FPU Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except, in the case of the Company, where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement and, in the case of the Sponsor, where the failure to be so true and correct would not have a material adverse effect on the Sponsor or its ability to consummate the transactions contemplated by this Agreement;

(vi)       The Company and the Sponsor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company or the Sponsor at or prior to the FPU Closing; and

(vii)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Securities.

(b)       The obligation of the Company to sell the Forward Purchase Units at the FPU Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPU Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)       The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of Forward Purchase Units;

(ii)       The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPU Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)       The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPU Closing; and

(iv)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Securities.

10.       Termination. This Agreement may be terminated at any time prior to the FPU Closing:

(a)       by mutual written consent of the Company and the Purchaser;

(b)       automatically

(i)       if the IPO is not consummated on or prior to June 30, 2021;

(ii)       if the Business Combination is not consummated within twenty four (24) months from the closing of the IPO, unless extended upon approval of the Company’s shareholders in accordance with the Charter up to a maximum of three months or such longer period as is mutually agreed by the Company and the Purchaser; or

(iii)       if the Sponsor or the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Sponsor or the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 10, the FPU Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 10 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

11.       General Provisions.

(a)       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Provident Acquisition Corp., Unit 11C/D, Kimley Commercial Building, 142 – 146 Queen’s Road Central, Hong Kong, Attention: Michael Aw, with a copy to the Company’s counsel at Davis Polk and Wardwell LLP, 18th Floor, The Hong Kong Club Building 3A Chater Road, Central, Hong Kong, Attention: James C. Lin.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 11(a).

(b)       No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, directors, employees or representatives is responsible.

(c)       Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Class B Share Transfer and the FPU Closing.

(d)       Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)       Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)       Assignments. Except as otherwise specifically provided herein, including under Section 8, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(g)       Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)       Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)       Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of New York.

(j)       Jurisdiction/Arbitration. The Parties agree that all disputes arising under, or relating to, this Agreement shall be resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitration shall be seated in New York County in the U.S. State of New York, although hearings may take place anywhere that the arbitral tribunal deems convenient after consultation with the parties. The language of the proceedings shall be English.

(k)       Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)       Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of the Company, the Sponsor and the Purchaser.

(m)       Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)       Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(o)       Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)       Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)       Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)       Specific Performance. The Purchaser agrees that irreparable damage would occur in the event that any provision of this Agreement was not performed by the Purchaser in accordance with the specific terms hereof or was otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that the Company shall be entitled to seek to enforce specifically the terms and provisions of this Agreement, or to enforce compliance with, the covenants and obligations of the Purchaser, in any arbitration proceeding, and may also seek preliminary injunctive relief in aid of arbitration in any court of competent jurisdiction in addition to any other remedy to which the Company is entitled at law or in equity.

(s)       Most Favored Nations. The Company hereby represents and warrants that as of the date hereof, and covenants and agrees that after the date hereof, none of the agreements with other Forward Contract Parties or any other person for the purchase of Forward Purchase Units includes or will include terms, rights or other benefits that are more favorable, in any material respect, to such other Person than the terms, rights and benefits in favor of the Purchaser under this Agreement, and the Company will not amend any of the material terms, rights or benefits in, or waive any material obligation under, any of the agreements with such other Person unless, in any such case, the Purchaser has been offered in writing the opportunity to concurrently receive the benefits of all such terms, rights and benefits or waiver. The Purchaser shall notify the Company in writing, within ten (10) days after the date it has been offered the opportunity to receive the benefit of such terms, rights, benefits or waiver, of its election to receive any such term, right, benefit or waiver so offered.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER: WF Asian Reconnaissance Fund Limited		Address for Notices: C/O Ward Ferry Management Limited 2608 26th Floor, Two Exchange Square Central, Hong Kong SAR

By:	/s/ Vineet Mitera
	Name: Vineet Mitera	Email: compliance@wardferry.com
Title: Authorized Signatory

COMPANY: PROVIDENT ACQUISITION CORP.

By:	/s/ Michael Aw
Name: Michael Aw
Title: Director

SPONSOR: PROVIDENT ACQUISITION HOLDINGS LTD.

By:	/s/ Michael Aw
Name: Michael Aw
Title: Director

Number of Forward Purchase Shares:	2,500,000
Number of Forward Purchase Warrants:	1,250,000
Aggregate Purchase Price for Forward Purchase Units:	$25,000,000
Class B Shares Transfer Amount:	312,500

[Signature Page to Forward Purchase Agreement]

Exhibit A
Registration Rights

1.       Within thirty (30) days after the Business Combination Closing, the Company shall use reasonable best efforts (i) to file a registration statement on Form S-3 for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities a “Resale Shelf’) of (x) the Class A Shares and Warrants (and underlying Class A Shares) comprising the Forward Purchase Units and the Class A Shares into which the Class B Shares are convertible, (y) any other Class A Shares and Warrants that may be acquired by the Purchaser after the date of this Agreement, including any time after the Business Combination Closing and (z) any other equity security of the Company issued or issuable with respect to the securities referred to in clauses (x) and (y) by way of a share capitalization or share sub-division or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; provided, that if Form S-3 is unavailable for such a registration, the Company shall register the resale of the Registrable Securities on another appropriate form and undertake to register the Registrable Securities on Form S-3 as soon as such form is available, (ii) to cause the Resale Shelf to be declared effective under the Securities Act promptly thereafter, but in no event later than sixty (60) days thereafter, and (iii) to maintain the effectiveness of such Resale Shelf with respect to the Purchaser’s Registrable Securities until the earliest of (A) the date on which the Purchaser ceases to hold Registrable Securities covered by such Resale Shelf, (B) the date all of the Purchaser’s Registrable Securities covered by the Resale Shelf can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act; and provided, further, with respect to Registrable Securities acquired after the Business Combination Closing, the Company shall only be obligated to amend the Resale Shelf or file a new registration statement that will constitute a Resale Shelf to include such Registrable Securities on two (2) occasions, each upon the written request of Purchaser with respect to at least 100,000 Registrable Securities.

2.       In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (“Staff’) of the Securities and Exchange Commission (“SEC”) from registering all of the Registrable Securities on the Resale Shelf or the Staff requires that the Purchaser be specifically identified as an “underwriter’ in order to permit such registration statement to become effective, and such Purchaser does not consent in writing to being so named as an underwriter in such registration statement, the number of Registrable Securities to be registered on the Resale Shelf will be reduced on a pro rata basis among all the holders of Registrable Securities to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by Staff and such Purchaser is not required to be named as an “underwriter”; provided, that any Registrable Securities not registered due to this paragraph 2 shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

3.       If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any other Persons who have registration rights (“Other Holders”), relating to an underwritten offering of ordinary shares, or engage in an Underwritten Shelf Takedown (as defined below) off an existing registration statement (a “Company Offering”), then the Company will provide the Purchaser and each other Forward Contract Party who purchased at least 1,000,000 Forward Purchase Shares (collectively, the “Piggyback Holders”) with notice in writing (an “Offer Notice”) at least ten (10) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement a minimum of 500,000 of the securities of Purchaser and of each other Forward Contract Party which is a Piggyback Holder that constitute “Registrable Securities” under such parties’ forward purchase agreements (collectively “Piggyback Securities”). Within ten (10) Business Days (or, in the case of an Offer Notice delivered to the Purchaser or the other Forward Contract Parties in connection with an Underwritten Shelf Takedown, within five (5) Business Days) after receiving the Offer Notice, the Purchaser may make a written request (a “Piggyback Request”) to the Company to include some or all of Purchaser’s Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that marketing factors require a limitation on the number of securities that may be included in the Company Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Company and the Other Holders, if any; and (ii) second, to the Piggyback Holders based on the pro rata percentage of Piggyback Securities held by the Piggyback Holders and requested to be included in the Underwritten Offering. Notwithstanding anything to the contrary in this paragraph 3, the Company hereby agrees that it will not provide an Offer Notice to the Purchaser or any other Forward Contract Party unless such other Forward Contract Party agrees in writing to treat the contents of such Offer Notice as material non-public information.

4.       At any time during which the Company has an effective Resale Shelf with respect to the Purchaser’s Registrable Securities, the Purchaser may make a written request (which request shall specify the intended method of disposition thereof) (a “Shelf Takedown Request”) to the Company to effect a sale, of all or a portion of the Purchaser’s Registrable Securities that are covered by the Resale Shelf, and the Company shall use commercially reasonable efforts to file, to the extent required by applicable law or regulation, a prospectus supplement (a “Shelf Takedown Prospectus Supplement”) for such purpose as soon as reasonably practicable following receipt of a Shelf Takedown Request. The Purchaser may request that any such sale be conducted as an underwritten public offering (an “Underwritten Shelf Takedown”). The Company shall not be obligated to effect more than two Underwritten Shelf Takedowns. The Purchaser acknowledges that, pursuant to the terms and conditions of Forward Contracts among the Company and other Forward Contract Parties (such agreements, as they relate to the rights of the other Forward Contract Parties set forth in paragraphs 3, 4 and 5 of this Exhibit A, not to be amended without the Purchaser’s prior written consent), each other Forward Contract Party who purchased at least 1,000,000 Forward Purchase Shares and proposes to sell at least 500,000 Registrable Securities in the Underwritten Shelf Takedown (a “Requesting Holder”) shall have the right, pursuant to a timely Piggyback Request, to include securities that are covered by the Resale Shelf (“Requesting Holder Securities”) in the prospectus supplement relating to any Underwritten Shelf Takedown and the Purchaser agrees to cooperate with the Company and such other Forward Contract Parties in furtherance thereof. If the underwriter(s) for any Underwritten Shelf Takedown advise the Company that marketing factors require a limitation on the number of securities that may be included in the Underwritten Shelf Takedown, the number of securities to be so included shall be allocated as follows: (i) first, to the Purchaser; and (ii) second, to the Requesting Holders based on the pro rata percentage of Requesting Holder Securities held by the Requesting Holders and requested to be included in the Underwritten Offering. It is understood that any other Forward Contract Party electing to include securities on an Underwritten Shelf Takedown proposed by Purchaser shall not have the ability to withdraw such securities from such offering without the consent of the Purchaser, it being understood that the terms of the offering may not be known at the time of such offering and that Purchaser shall have the sole discretion to approve such terms (and such other Forward Contract Party shall not have the right to make any determinations other than whether they wish to include their Requesting Holder Securities in the prospectus supplement). In this regard, by electing to include securities in such offering, such other Forward Contract Party agrees to cooperate with the Company and the Purchaser in furtherance of such offering, including entering into such customary agreements and take all such actions (including supplying all reasonably requested information) within 48 hours of a reasonable request by the Company, underwriters or Purchaser.

5.       The determination of whether any offering of Registrable Securities pursuant to the Resale Shelf or a Shelf Takedown Prospectus Supplement will be an underwritten offering shall be made in the sole discretion of the Purchaser, after consultation with the Company, and the Purchaser shall have the right, after consultation with the Company, to determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees (and the Piggyback Holders or Requesting Holders (as applicable) shall not have the right to make any determinations other than whether they wish to include their Requesting Holder Securities in the prospectus supplement). The Purchaser shall select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company).

6.       In connection with any underwritten offering, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Purchaser) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7.       The Company shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Resale Shelf (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses. For purposes of this paragraph 6, “Registration Expenses” shall mean the out-of-pocket expenses of a Company Offering or an Underwritten Shelf Takedown, including, without limitation, the following: (i) all registration and filing fees

(including fees with respect to filings required to be made with FINRA) and any securities exchange on which the Registrable Securities are then listed; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel to the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company; (v) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Underwritten Shelf Takedown; and (vi) reasonable fees and expenses of one legal counsel selected by the Purchaser; provided, that it is understood and agreed that the Company shall not be responsible for any underwriting fees, discounts, selling commissions, underwriter expenses and stock transfer taxes relating to the registration and sale of the Purchaser’s Registrable Securities.

8.       The Company may suspend the use of a prospectus included in the Resale Shelf by furnishing to the Purchaser a written notice (“Suspension Notice”) stating that in the good faith judgment of the Company, it would be either (i) prohibited by the Company’s insider trading policy (as if the Purchaser were covered by such policy) or (ii) materially detrimental to the Company and its shareholders for such prospectus to be used at such time. The Company’s right to suspend the use of such prospectus under clause (ii) of the preceding sentence may be exercised for a period of not more than sixty (60) days after the date of such notice to the Purchaser; provided such period may be extended for an additional thirty (30) days with the consent of a majority-in-interest of the holders of Registrable Securities covered by the Resale Shelf; provided further, that such right to suspend the use of a prospectus shall be exercised by the Company not more than once in any twelve (12) month period. A holder of Registrable Securities shall not effect any sales of Registrable Securities pursuant to the Resale Shelf at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph to be concluded as promptly as reasonably practicable.

9.       The Purchaser agrees that, except as required by applicable law, the Purchaser shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a holder of Registrable Securities in breach of the terms of this Agreement.

10.       The Company shall indemnify and hold harmless the Purchaser, its directors and officers, partners, members, managers, employees, agents, and representatives of such Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), promptly as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by the Purchaser.

11.       The Company’s obligation under paragraph (1) of this Exhibit A is subject to the Purchaser’s furnishing to the Company in writing such information as the Company reasonably requests for use in connection with the Resale Shelf, the related prospectus, or any amendment or supplement thereto. The Purchaser shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the Resale Shelf, the related prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser expressly for inclusion in such document; provided that the obligation to indemnify shall be individual, not joint and several, for each Purchaser and shall be limited to the net amount of proceeds received by such Purchaser from the sale of Registrable Securities pursuant to the Resale Shelf.

12.       The Company shall cooperate with the Purchaser, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Resale Shelf and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such names as the Purchaser may request.

13.       If requested by the Purchaser, the Company shall as soon as practicable, subject to any Suspension Notice, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser holding any Registrable Securities.

14.       As long as the Purchaser shall own Registrable Securities, the Company, at all times while it shall be reporting under the Securities Exchange Act of 1934, as amended, shall file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and shall promptly furnish the Purchaser with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Company further covenants that it shall take such further action as the Purchaser may reasonably request, all to the extent required from time to time, to enable the Purchaser to sell the Class A Shares and Warrants (and the Class A Shares underlying the Warrants and Class B Shares) held by the Purchaser without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

15.       The rights, duties and obligations of the Purchaser under this Exhibit A may be assigned or delegated by the Purchaser in conjunction with and to the extent of any transfer or assignment of Registrable Securities by the Purchaser to any transferee or assignee.

A-6